EXHIBIT 2.1

================================================================================

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                      AMONG


                               TRAFFICLOGIC, INC.,


                               MAC WORLDWIDE, INC.


                                       AND


                         TRAFFICLOGIC ACQUISITION CORP.


                                December 30, 2004

================================================================================

ARTICLE I             THE MERGER.................................................................................1

         1.1      The Merger.....................................................................................1

         1.2      The Closing....................................................................................2

         1.3      Actions at the Closing.........................................................................2

         1.4      Additional Actions.............................................................................3

         1.5      Conversion of Shares...........................................................................3

         1.6      Dissenting Shares..............................................................................4

         1.7      Fractional Shares..............................................................................4

         1.8      Options and Warrants...........................................................................5

         1.9      Escrow.........................................................................................5

         1.10     Articles of Incorporation and Bylaws...........................................................6

         1.11     No Further Rights..............................................................................6

         1.12     Closing of Transfer Books......................................................................6

         1.13     Post-Closing Adjustment........................................................................6

         1.14     Exemption From Registration....................................................................7

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF THE COMPANY..............................................7

         2.1      Organization, Qualification and Corporate Power................................................7

         2.2      Capitalization.................................................................................8

         2.3      Authorization of Transaction...................................................................8

         2.4      Noncontravention...............................................................................9

         2.5      Subsidiaries..................................................................................10

         2.6      Financial Statements..........................................................................11

         2.7      Absence of Certain Changes....................................................................11

         2.8      Undisclosed Liabilities.......................................................................11

         2.9      Tax Matters...................................................................................11

         2.10     Assets........................................................................................13

         2.11     Owned Real Property...........................................................................13

         2.12     Real Property Leases..........................................................................13

         2.13     Intellectual Property.........................................................................14

         2.14     Contracts.....................................................................................15

         2.15     Accounts Receivable...........................................................................16

         2.16     Powers of Attorney............................................................................16

         2.17     Insurance.....................................................................................16

         2.18     Litigation....................................................................................17

         2.19     Warranties....................................................................................17

         2.20     Employees.....................................................................................17

         2.21     Employee Benefits.............................................................................18

         2.22     Environmental Matters.........................................................................20

         2.23     Legal Compliance..............................................................................21

         2.24     Customers and Suppliers.......................................................................21

         2.25     Permits.......................................................................................21

         2.26     Certain Business Relationships With Affiliates................................................22

         2.27     Brokers' Fees.................................................................................22

         2.28     Books and Records.............................................................................22

         2.29     Disclosure....................................................................................22

         2.30     Board Actions.................................................................................23

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE ACQUISITION SUBSIDIARY................23

         3.1      Organization, Qualification and Corporate Power...............................................23

         3.2      Capitalization................................................................................23

         3.3      Authorization of Transaction..................................................................23

         3.4      Noncontravention..............................................................................24

         3.5      Subsidiaries..................................................................................24

         3.6      Exchange Act Reports..........................................................................25

         3.7      Compliance with Laws..........................................................................26

         3.8      Financial Statements..........................................................................26

         3.9      Absence of Certain Changes....................................................................27

         3.10     Litigation....................................................................................27

         3.11     Undisclosed Liabilities.......................................................................27

         3.12     Tax Matters...................................................................................27

         3.13     Assets........................................................................................29

         3.14     Owned Real Property...........................................................................29

         3.15     Real Property Leases..........................................................................29

         3.16     Intellectual Property.........................................................................30

         3.17     Contracts.....................................................................................31

         3.18     Accounts Receivable...........................................................................32

         3.19     Powers of Attorney............................................................................32

         3.20     Insurance.....................................................................................33

         3.21     Warranties....................................................................................33

         3.22     Employees.....................................................................................33

         3.23     Employee Benefits.............................................................................34

         3.24     Environmental Matters.........................................................................36

         3.25     Permits.......................................................................................37

         3.26     Certain Business Relationships With Affiliates................................................37

         3.27     Tax-Free Reorganization.......................................................................37

         3.28     Split-Off.....................................................................................38

         3.29     Brokers' Fees.................................................................................38

         3.30     Disclosure....................................................................................38

         3.31     Interested Party Transactions.................................................................39

         3.32     Duty to Make Inquiry..........................................................................39

         3.33     Accountants...................................................................................39

         3.34     Minute Books..................................................................................39

         3.35     Board Action..................................................................................40

ARTICLE IV            COVENANTS.................................................................................40

         4.1      Closing Efforts...............................................................................40

         4.2      Governmental and Third-Party Notices and Consents.............................................40

         4.3      Current Report................................................................................40

         4.4      Operation of Business.........................................................................40

         4.5      Access to Information.........................................................................42

         4.6      Expenses......................................................................................42

         4.7      Indemnification...............................................................................43

         4.8      Listing of Merger Shares......................................................................43

ARTICLE V             CONDITIONS TO CONSUMMATION OF MERGER......................................................43

         5.1      Conditions to Each Party's Obligations........................................................43

         5.2      Conditions to Obligations of the Buyer and the Acquisition Subsidiary.........................44

         5.3      Conditions to Obligations of the Company......................................................45

ARTICLE VI            INDEMNIFICATION...........................................................................47

         6.1      Indemnification by the Company Shareholders...................................................47

         6.2      Indemnification by the Buyer..................................................................47

         6.3      Indemnification Claims by the Buyer...........................................................47
         6.4      Survival of Representations and Warranties....................................................51

         6.5      Limitations on Buyer's Claims for Indemnification.............................................51

ARTICLE VII           DEFINITIONS...............................................................................52

ARTICLE VIII          MISCELLANEOUS.............................................................................54

         8.1      Press Releases and Announcements..............................................................54

         8.2      No Third Party Beneficiaries..................................................................54

         8.3      Entire Agreement..............................................................................54

         8.4      Succession and Assignment.....................................................................54

         8.5      Counterparts and Facsimile Signature..........................................................54

         8.6      Headings......................................................................................55

         8.7      Notices.......................................................................................55

         8.8      Governing Law.................................................................................55

         8.9      Amendments and Waivers........................................................................56

         8.10     Severability..................................................................................56

         8.11     Submission to Jurisdiction....................................................................56

         8.12     Construction..................................................................................57

EXHIBITS
Exhibit A.........Form Subscription Agreement
Exhibit B.........Form Split-Off Agreement
Exhibit C.........Amendment to Certificate of Incorporation of Buyer
Exhibit D.........Amendment to Certificate of Incorporation of Acquisition
                  Subsidiary
Exhibit E.........Form Escrow Agreement
Exhibit F.........Form Lock-up Agreement
Exhibit G.........Opinion of Counsel to the Company
Exhibit H.........Opinion of Counsel to the Buyer and the Acquisition Subsidiary

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

      This Agreement and Plan of Merger and Reorganization (this "Agreement") is entered into as of December 30, 2004 by and among MAC Worldwide, Inc., a Delaware corporation (the "Buyer"), Trafficlogic Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Acquisition Subsidiary"), and Trafficlogic, Inc., a California corporation (the "Company"). The Buyer, the Acquisition Subsidiary and the Company are referred to collectively herein as the "Parties."

      WHEREAS, this Agreement contemplates a merger of the Company with and into the Acquisition Subsidiary (the "Merger"). In the Merger, the shareholders of the Company will receive common stock of the Buyer in exchange for their capital stock of the Company.

      WHEREAS, concurrently with the closing of the Merger, the Buyer will complete a private placement of approximately $3,250,000 shares of common stock of the Buyer at the purchase price of $1.00 per share (the "Private Placement Offering") pursuant to a subscription agreement, substantially in the form of Exhibit A attached hereto (the "Subscription Agreement").

      WHEREAS, concurrently with the closing of the Merger, the Buyer intends to split-off its wholly owned subsidiary, Mimi & Coco, Inc., a Canadian corporation ("Mimi & Coco"), through the sale of all of the outstanding capital stock of Mimi & Coco (the "Split-Off") upon the terms and conditions of a split-off agreement by and among Buyer, Vincenzo Cavallo and Anthony Cavallo (collectively, the "Cavallo Family"), the Company and Mimi & Coco, substantially in the form of Exhibit B attached hereto (the "Split-Off Agreement").

      WHEREAS, Buyer, Acquisition Subsidiary, and the Company desire that the Merger qualifies as a "plan of reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and not subject the holders of equity securities of the Company to tax liability under the Code.

      NOW, THEREFORE, in consideration of the representations, warranties and covenants herein contained, and for other good and valuable consideration the receipt, adequacy and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, agree as follows.

                                   ARTICLE I
                                   THE MERGER

      1.1 The Merger. Upon and subject to the terms and conditions of this Agreement, the Company shall merge with and into the Acquisition Subsidiary at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Company shall cease and the Acquisition Subsidiary shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the later to occur of the time at which the Company and the Buyer file a certificate of merger and other appropriate or required documents prepared and executed in accordance with
Section 251(c) of the Delaware General Corporation Law (the "Certificate of Merger") with the Secretary of State of Delaware and the time at which the Company and the Buyer file a copy thereof in accordance with the relevant provisions of the California Corporations Code with the Secretary of State of California. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law and Section 1107 of the California General Corporation Law (the "California Corporations Code").

      1.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of McGuireWoods LLP in New York, New York commencing at 9:00 a.m. local time on December 30 2004, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three (3) business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the "Closing Date").

      1.3 Actions at the Closing. At the Closing:

            (a) the Company shall deliver to the Buyer and the Acquisition Subsidiary the various certificates, instruments and documents referred to in
Section 5.2;

            (b) the Buyer and the Acquisition Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in
Section 5.3;

            (c) the Surviving Corporation shall file with the Secretary of State of Delaware the Certificate of Merger;

            (d) each of the shareholders of record of the Company immediately prior to the Effective Time (the "Company Shareholders") shall deliver to the Buyer the certificate(s) representing his, her or its Company Shares (as defined below);

            (e) the Buyer, shall deliver certificates for the Initial Shares (as defined below) to each Company Shareholder in accordance with Section 1.5;

            (f) the Buyer shall deliver to the Company evidence of the filing with the Secretary of State of Delaware an amendment to its Certificate of Incorporation, in substantially the form attached hereto as Exhibit C;

            (g) the Surviving Corporation shall file with the Secretary of State of Delaware an amendment to its Certificate of Incorporation, in substantially the form attached hereto as Exhibit D; and

            (h) the Buyer, Steven Lazuka (the "Indemnification Representative"), and McGuireWoods LLP (the "Escrow Agent") shall execute and deliver the Escrow Agreement in substantially the form attached hereto as Exhibit E (the "Escrow Agreement") and the Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares (as defined below) being placed in escrow on the Closing Date pursuant to Section 1.9.

      1.4 Additional Actions. If at any time after the Effective Time, the Surviving Corporation shall consider, or be advised that, any further assignments or assurance in law or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of the Company acquired by reason of, or as a result of, the Merger, the Company shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to, and possession of, such property or rights in the Surviving Corporation, and the proper directors and officers of the Surviving Corporation are fully authorized in the name of the Company to take any and all such actions.

      1.5 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

            (a) Each share of Class A Voting Common Stock, no par value per share, of the Company ("Class A Shares") issued and outstanding immediately prior to the Effective Time (other than Class A Shares owned beneficially by the Buyer or the Acquisition Subsidiary and Dissenting Shares (as defined below)) shall be converted into and represent the right to receive (subject to the provisions of Section 1.9) such number of shares of common stock, $0.001 par value per share, of the Buyer ("Buyer Common Stock") as is equal to the Common Conversion Ratio (as defined below).

            (b) The "Common Conversion Ratio" shall be equal to 279.133569401, the result obtained by dividing (i) 17,500,000 shares of Buyer Common Stock by
(ii) 62,694, the total number of outstanding Class A Shares and shares of the Company's Class B Non-Voting Common Stock ("Class B Shares" and collectively with the Class A Shares the "Company Shares") immediately prior to the Effective Time on diluted basis after giving effect to the exercise of all outstanding Options (as defined below). Shareholders of record of the Company as of September 1, 2004 (the "Indemnifying Shareholders") shall be entitled to receive immediately 95% of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5 (the "Initial Shares"); the remaining 5% of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5, rounded to the nearest whole number (with .5 shares rounded upward to the nearest whole number) (the "Escrow Shares"), shall be deposited in escrow pursuant to Section 1.9 and shall be held and disposed of in accordance with the terms of the Escrow Agreement. The Initial Shares and the Escrow Shares shall together be referred to herein as the "Merger Shares."

            (c) Each share of Class B Shares issued and outstanding immediately prior to the Effective Time (other than Class B Shares owned beneficially by the Buyer or the Acquisition Subsidiary) shall be converted into and represent the right to receive one share of Class B Non-Voting Company Stock, $0.001 par value per share, of the Acquisition Subsidiary.

      1.6 Dissenting Shares.

            (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held as of the Effective Time by a Company Shareholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Chapter 13 of the California Corporations Code and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting Shares shall not be converted into or represent the right to receive the Merger Shares, unless such Company Shareholder's right to appraisal shall have ceased in accordance with Section 1309 of the California Corporations Code. If such Company Shareholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then, (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Shares pursuant to Section 1.5, and (ii) promptly following the occurrence of such event, the Buyer shall deliver to such Company Shareholder a certificate representing 95% of the Merger Shares to which such holder is entitled pursuant to Section 1.5 (which shares shall be considered Initial Shares for all purposes of this Agreement) and shall deliver to the Escrow Agent a certificate representing the remaining 5% of the Merger Shares to which such holder is entitled pursuant to Section 1.5 (which shares shall be considered Escrow Shares for all purposes of this Agreement).

            (b) The Company shall give the Buyer prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

      1.7 Fractional Shares. No certificates or scrip representing fractional Initial Shares shall be issued to Company Shareholders on the surrender for exchange of certificates that immediately prior to the Effective Time represented Company Shares converted into Merger Shares pursuant to Section 1.5 ("Certificates") and such Company Shareholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares that would have otherwise been issued to such Company Shareholders. In lieu of any fractional Initial Shares that would have otherwise been issued, each former Company Shareholder that would have been entitled to receive a fractional Initial Share shall, on proper surrender of such person's Certificates, receive such whole number of Initial Shares as is equal to the precise number of Initial Shares to which such Company Shareholder would be entitled, rounded up or down to the nearest whole number (with a fractional interest equal to .5 rounded upward to the nearest whole number); provided that each such Company Shareholder shall receive at least one Initial Share.

      1.8 Options and Warrants.

            (a) As of the Effective Time, all options to purchase Class B Shares issued by the Company ("Old Options"), whether vested or unvested, shall be canceled and exchanged for options to purchase shares of Buyer Common Stock ("New Options") but only to the extent the holder of such options had elected in writing prior to the Effective Time to exchange the Old Options for the New Options in accordance herewith. Immediately after the Effective Time, the holder of an Old Option so electing will be entitled to exchange his or her Old Option for a New Option in the Buyer. The New Option shall constitute an option to acquire such number of shares of Buyer Common Stock as is equal to the number of Class B Shares subject to the unexercised portion of the Old Option multiplied by the Common Conversion Ratio (with any fraction resulting from such multiplication to be rounded down to the nearest whole number). The exercise price per share of each New Option shall be equal to $1.00. The New Options shall be granted under Buyer's 2004 Stock Option Plan and that plan's terms, exercisability, vesting schedule, and status as an "incentive stock option" under Section 422 of the Code, if applicable.

            (b) As soon as practicable after the Effective Time, the Buyer or the Surviving Corporation shall take appropriate actions to collect the Old Options and the agreements evidencing the Old Options, which shall be deemed to be canceled and shall entitle the holder to exchange the Old Options for New Options in the Buyer.

            (c) Immediately after the Effective Time, each holder of an Old Option not electing to receive a New Option as provided in Section 1.8(a) above will be entitled to exchange his or her Old Option for an option to purchase shares of the Acquisition Subsidiary's Class B Non-Voting Common Stock ("Non-Electing Options"). The Non-Electing Options shall constitute an option to acquire such number of shares of the Acquisition Subsidiary's Class B Non-Voting Common Stock as is equal to the number of Class B Shares subject to the unexercised portion of the Old Option. The exercise price per share of the Non-Electing Option will be equal to the exercise price of the Old Option and its terms, exercisability and vesting schedule shall remain unchanged.

            (d) The Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery upon exercise of the New Options to be exchanged for Old Options in accordance with this Section 1.8.

            (e) The Company shall cause the termination, as of the Effective Time, of any and all outstanding warrants to purchase capital stock of the Company (the "Warrants") which remain unexercised.

      1.9 Escrow. On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in Section 1.5, for the purpose of securing the indemnification obligations of the Indemnifying Stockholders set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement, in substantially the form set forth in Exhibit E attached hereto, pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

      1.10 Articles of Incorporation and Bylaws.

            (a) The Certificate of Incorporation of the Acquisition Subsidiary in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended or repealed.

            (b) The Bylaws of the Acquisition Subsidiary in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

      1.11 No Further Rights. From and after the Effective Time, no Company Shares shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

      1.12 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Buyer or the Surviving Corporation, they shall be cancelled and exchanged for Initial Shares in accordance with Section 1.5, subject to Section 1.9 and to applicable law in the case of Dissenting Shares.

      1.13 Post-Closing Adjustment. In the event that, during the period commencing from the Closing Date and ending on the second anniversary of the Closing Date, the Company (or its controlling shareholders immediately prior to the Merger (the "Controlling Company Shareholders") incurs any Loss with respect to, in connection with, or arising from any Buyer Liabilities, then promptly following the filing by the Buyer with the SEC of a quarterly report relating to the most recent completed quarter for which such determination has been made, the Buyer shall issue to the Company Shareholders and/or their designees such number of Company Shares of as would result from dividing (x) the whole dollar amount representing such Losses by (y) the Common Conversion Ratio. The limit on the aggregate number of Company Shares issuable under this Section 1.13 shall be 2,000,000. As used in this Section 1.13: (a) "Loss" shall mean any and all costs and expenses, including reasonable attorneys' fees, court costs, reasonable accountants' fees, and damages and losses, net of any insurance proceeds actually received by the party suffering the Loss with respect thereto; (b) "Claims" shall include, but are not limited to, any claim, notice, suit, action, investigation, other proceedings (whether actual or threatened); and (c) "Buyer Liabilities" shall mean all Claims against and liabilities, obligations or indebtedness of any nature whatsoever of Mimi & Coco, whenever accruing, and the Buyer, accruing on or before the Closing Date (whether primary, secondary, direct, indirect, liquidated, unliquidated or contingent, matured or unmatured), including, but not limited to (i) any breach by the Buyer or the Acquisition Subsidiary of any of their respective representations or warranties set forth in
Article III herein, (ii) any litigation threatened, pending or for which a basis exists, that has resulted or may result in the entry of judgment in damages or otherwise against the Buyer or any Subsidiary; (iii) any and all outstanding debts owed by the Buyer or any Subsidiary; (iv) any and all internal or employee related disputes, arbitrations or administrative proceedings threatened, pending or otherwise outstanding, (v) any and all liens, foreclosures, settlements, or other threatened, pending or otherwise outstanding financial, legal or similar obligations of the Buyer or any Subsidiary, as such Liabilities are determined by the Buyer's independent auditors, on a quarterly basis, including all Liabilities for any taxes incurred by the Buyer attributable to the Split-Off, and (vi) all fees and expenses incurred in connection with effecting the adjustments contemplated by this Section 1.12

      1.14 Exemption From Registration. Buyer and the Company intend that the shares of Buyer Common Stock to be issued pursuant to Section 1.5 hereof or upon exercise of options exchanged pursuant to Section 1.8 hereof in each case in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act by reason of section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated by the SEC thereunder.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Company to the Buyer on the date hereof and accepted in writing by the Buyer (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and except to the extent that it is clear from the context thereof that such disclosure also applies to any other paragraph, the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Article II. For purposes of this Article II, the phrase "to the knowledge of the Company" or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of the Company, as well as any other knowledge which such executive officers would have possessed had they made reasonable inquiry with respect to the matter in question.

      2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of California. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished or made available to the Buyer complete and accurate copies of its Articles of Incorporation and Bylaws. The Company is not in default under or in violation of any provision of its Articles of Incorporation, as amended to date, or its Bylaws, as amended to date. For purposes of this Agreement, "Company Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company.

      2.2 Capitalization. The authorized capital stock of the Company consists of (a) 1,000,000 shares of common stock, no par value ("Company Shares"), of which, 600,000 shares are designated voting Class A common stock and 400,000 shares are designated as non-voting Class B common stock. As of the date of this Agreement, 56,820 shares of voting Class A common stock were issued and outstanding, no shares of non-voting Class B common stock were issued and outstanding and no shares of Class A common stock or Class B common stock were held in the treasury of the Company. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of (i) all shareholders of the Company, indicating the number and class of Company Shares held by each shareholder, (ii) all outstanding Options and Warrants, indicating (A) the holder thereof, (B) the number and class of Company Shares subject to each Option and Warrant, (C) the exercise price, date of grant, vesting schedule and expiration date for each Option or Warrant, and (D) any terms regarding the acceleration of vesting, and
(iii) all stock option plans and other stock or equity-related plans of the Company. All of the issued and outstanding Company Shares are, and all Company Shares that may be issued upon exercise of Options or Warrants will be (upon issuance in accordance with their terms), duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than the Options and Warrants listed in Section 2.2 of the Disclosure Schedule, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance or redemption of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements to which the Company is a party or by which it is bound with respect to the voting (including without limitation voting trusts or proxies), registration under the Securities Act, or sale or transfer (including without limitation agreements relating to pre-emptive rights, rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. To the knowledge of the Company, there are no agreements among other parties, to which the Company is not a party and by which it is not bound, with respect to the voting (including without limitation voting trusts or proxies) or sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any securities of the Company. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

      2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger (the "Requisite Company Shareholder Approval"), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company (i) determined that the Merger is fair and in the best interests of the Company and its shareholders, (ii) adopted this Agreement in accordance with the provisions of the California Corporations Code, and (iii) directed that this Agreement and the Merger be submitted to the shareholders of the Company for their adoption and approval and resolved to recommend that the shareholders of Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

      2.4 Noncontravention. Subject to the filing of the Certificate of Merger as required by the California General Corporation Law and Delaware General Corporation Law, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Company, as amended to date, Bylaws or other organizational document of any Subsidiary (as defined below), (b) require on the part of the Company or any Subsidiary any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which, individually or in the aggregate, would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which, individually or in the aggregate, would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or any Subsidiary or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their properties or assets. For purposes of this Agreement: "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens,
(ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company; and "Ordinary Course of Business" means the ordinary course of the Company's business, consistent with past custom and practice (including with respect to frequency and amount).

      2.5 Subsidiaries.

            (a) Section 2.5 of the Disclosure Schedule sets forth: (i) the name of each corporation, partnership, joint venture or other entity in which the Company has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein (individually, a "Subsidiary" and, collectively, the "Subsidiaries"); (ii) the number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of the officers and directors of each Subsidiary; and (v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation or other entity.

            (b) Each Subsidiary is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Each Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered or made available to the Buyer complete and accurate copies of the charter, Bylaws or other organizational documents of each Subsidiary. No Subsidiary is in default under or in violation of any provision of its charter, Bylaws or other organizational documents. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary.

            (c) The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Subsidiary.

      2.6 Financial Statements. The Company has provided or made available to the Buyer (a) the audited balance sheet of the Company at December 31, 2003, and the related statements of operations and cash flows for the twelve months then ended (collectively, the "Company Year-End Financial Statements") and (b) the unaudited balance sheet of the Company (the "Company Interim Balance Sheet") at September 30, 2004 (the "Company Interim Balance Sheet Date") and the related statements of operations and cash flows for the nine months then ended (collectively, the "Company Interim Financial Statements," and with the Year-End Financial Statements, the "Company Financial Statements"). The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries; provided, however, that the Company Financial Statements referred to in clause
(b) above are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.

      2.7 Absence of Certain Changes. Since the Company Interim Balance Sheet Date, (a) there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Company Material Adverse Effect, and (b) neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a) through (o) of Section 4.4.

      2.8 Undisclosed Liabilities. None of the Company and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet referred to in clause (b) of Section 2.6,
(b) liabilities which have arisen since the Company Interim Balance Sheet Date in the Ordinary Course of Business and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

      2.9 Tax Matters.

            (a) For purposes of this Agreement, the following terms shall have the following meanings:

                  (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

                  (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

            (b) Each of the Company and the Subsidiaries has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Neither the Company nor any Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and the Subsidiaries are or were members. Each of the Company and the Subsidiaries has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Company and the Subsidiaries for tax periods through the Company Interim Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company Interim Balance Sheet. Neither the Company nor any Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company or any Subsidiary during a prior period) other than the Company and the Subsidiaries. All Taxes that the Company or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

            (c) The Company has delivered or made available to the Buyer complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since December 31, 2001. The federal income Tax Returns of the Company and each Subsidiary have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 2.9(c) of the Disclosure Schedule. No examination or audit of any Tax Return of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Company or Subsidiary was required to file any Tax Return that was not filed. Neither the Company nor any Subsidiary has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

            (d) Neither the Company nor any Subsidiary: (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company or the Subsidiaries are subject to an election under
Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iv) has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

            (e) None of the assets of the Company or any Subsidiary: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or
(iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

            (f) Neither the Company nor any Subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

            (g) No state or federal "net operating loss" of the Company determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

      2.10 Assets. Each of the Company and the Subsidiaries owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company or any Subsidiary (tangible or intangible) is subject to any Security Interest.

      2.11 Owned Real Property. Neither the Company nor any Subsidiary owns any real property.

      2.12 Real Property Leases. Section 2.12 of the Disclosure Schedule lists all real property leased or subleased to or by the Company or any Subsidiary and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered or made available to the Buyer complete and accurate copies of the leases and subleases listed in Section 2.12 of the Disclosure Schedule. With respect to each lease and sublease listed in
Section 2.12 of the Disclosure Schedule:

            (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

            (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

            (c) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such lease or sublease;

            (d) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

            (e) the Company is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company or a Subsidiary of the property subject thereto.

      2.13 Intellectual Property.

      Each of the Company and the Subsidiaries owns or has the right to use all Intellectual Property (as defined below) necessary (i) to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by the Company or the Subsidiaries to other parties (together, the "Customer Deliverables") and (ii) to operate the internal systems of the Company or the Subsidiaries that are material to its business or operations, including, without limitation, computer hardware systems, software applications and embedded systems (the "Internal Systems"; the Intellectual Property owned by or licensed to the Company or the Subsidiaries and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "Company Intellectual Property"). Each item of Company Intellectual Property will be owned or available for use by the Surviving Corporation immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing. The Company or the appropriate Subsidiary has taken all reasonable measures to protect the proprietary nature of each item of Company Intellectual Property. To the knowledge of the Company, (a) no other person or entity has any rights to any of the Company Intellectual Property owned by the Company or a Subsidiary except pursuant to agreements or licenses entered into by the Company and such person in the ordinary course, and (b) no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) computer software, data and documentation, (iv) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (v) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vi) other proprietary rights relating to any of the foregoing.

      2.14 Contracts.

            (a) Section 2.14 of the Disclosure Schedule lists the following agreements (written or oral) to which the Company or any Subsidiary is a party as of the date of this Agreement:

                  (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $25,000 per annum or having a remaining term longer than 12 months;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $25,000, or (C) in which the Company or any Subsidiary has granted manufacturing rights, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                  (iii) any agreement establishing a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $25,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any employment or consulting agreement;

                  (vii) any agreement involving any officer, director or stockholder of the Company or any affiliate (an "Affiliate"), as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), thereof;

                  (viii) any agreement under which the consequences of a default or termination would reasonably be expected to have a Company Material Adverse Effect;

                  (ix) any agreement which contains any provisions requiring the Company or any Subsidiary to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and

                  (x) any other agreement (or group of related agreements) either involving more than $25,000 or not entered into in the Ordinary Course of Business.

            (b) The Company has delivered or made available to the Buyer a complete and accurate copy of each agreement listed in Section 2.14 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Company, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such contract.

      2.15 Accounts Receivable. All accounts receivable of the Company and the Subsidiaries reflected on the Most Recent Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Company Interim Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.

      2.16 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

      2.17 Insurance. Section 2.17 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and the Subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, neither the Company nor any Subsidiary may be liable for retroactive premiums or similar payments, and the Company and the Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

      2.18 Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity or before any arbitrator (a "Legal Proceeding") which is pending or has been threatened in writing against the Company or any Subsidiary which (a) seeks either damages in excess of $25,000 or equitable relief or (b) if determined adversely to the Company or such Subsidiary, could have, individually or in the aggregate, a Company Material Adverse Effect.

      2.19 Warranties. No service sold or delivered by the Company or any Subsidiary is subject to any guaranty, warranty, right of credit or other indemnity other than the applicable standard terms and conditions of sale of the Company or the appropriate Subsidiary, which are set forth in Section 2.19 of the Disclosure Schedule. Section 2.19 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company and the Subsidiaries in fulfilling their obligations under their guaranty, warranty, and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Company does not know of any reason why such expenses should significantly increase as a percentage of sales in the future.

      2.20 Employees.

            (a) Section 2.20 of the Disclosure Schedule contains a list of all employees of the Company and each Subsidiary whose annual rate of compensation exceeds $75,000 per year, along with the position and the annual rate of compensation of each such person. Each current or past employee of the Company or any Subsidiary has entered into a confidentiality/ assignment of inventions agreement with the Company or such Subsidiary, a copy or form of which has previously been delivered to the Buyer. Section 2.20 of the Disclosure Schedule contains a list of all employees of the Company or any Subsidiary who are a party to a non-competition agreement with the Company or any Subsidiary; copies of such agreements have previously been delivered to the Buyer. To the knowledge of the Company, no key employee or group of employees has any plans to terminate employment with the Company or any Subsidiary.

            (b) Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Subsidiary. To the knowledge of the Company there are no circumstances or facts which could individually or collectively give rise to a suit based in discrimination of any kind.

      2.21 Employee Benefits.

            (a) For purposes of this Agreement, the following terms shall have the following meanings:

                  (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

                  (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (iii) "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

            (b) Section 2.21(b) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, any Subsidiary or any ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing,
(ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and
(iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Employee Benefit Plan, have been delivered or made available to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company, the Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company, each Subsidiary, each ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

            (c) To the knowledge of the Company, there are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

            (d) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and
Section 401(m)(2) of the Code for each plan year ending prior to the Closing
Date.

            (e) Neither the Company, any Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

            (f) At no time has the Company, any Subsidiary or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

            (g) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

            (h) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any Subsidiary or any ERISA Affiliate that would subject the Company, any Subsidiary or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

            (i) No Employee Benefit Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

            (j) Each Employee Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

            (k) Section 2.21(k) of the Disclosure Schedule discloses each: (i) agreement with any shareholder, director, executive officer or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or any Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The accruals for vacation, sickness and disability expenses are accounted for on the Most Recent Balance Sheet and are adequate and properly reflect the expenses associated therewith in accordance with generally accepted accounting principles.

      2.22 Environmental Matters.

            (a) Each of the Company and the Subsidiaries has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution;
(iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals;
(v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

            (b) Set forth in Section 2.22(b) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or a Subsidiary (whether conducted by or on behalf of the Company or a Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Buyer.

            (c) To the knowledge of the Company there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Subsidiary.

      2.23 Legal Compliance. Each of the Company and the Subsidiaries, and the conduct and operations of their respective businesses, are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

      2.24 Customers and Suppliers. Section 2.24 of the Disclosure Schedule sets forth a list of each customer that accounted for more than 5% of the consolidated revenues of the Company during the last full fiscal year or the interim period through the Company Interim Balance Sheet Date and the amount of revenues accounted for by such customer during such period. No such customer has notified the Company in writing within the past year that it will stop buying services from the Company or any Subsidiary.

      2.25 Permits. Section 2.25 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company or any Subsidiary. Such listed Permits are the only Permits that are required for the Company and the Subsidiaries to conduct their respective businesses as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing.

      2.26 Certain Business Relationships With Affiliates. No Affiliate of the Company or of any Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary, (b) has any claim or cause of action against the Company or any Subsidiary, or (c) owes any money to, or is owed any money by, the Company or any Subsidiary.
Section 2.26 of the Disclosure Schedule describes any transactions involving the receipt or payment in excess of $25,000 in any fiscal year between the Company or a Subsidiary and any Affiliate thereof which have occurred or existed since the beginning of the time period covered by the Financial Statements, other than employment agreements.

      2.27 Brokers' Fees. Neither the Company nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      2.28 Books and Records. The minute books and other similar records of the Company and each Subsidiary contain complete and accurate records of all actions taken at any meetings of the Company's or such Subsidiary's shareholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and each Subsidiary accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices.

      2.29 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in the Disclosure Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading. The Company has disclosed to the Buyer all material information relating to the business of the Company or any Subsidiary or the transactions contemplated by this Agreement.

      2.30 Board Actions. The Company's Board of Directors (a) has unanimously determined that the Merger is fair and in the best interests of the Company shareholders and is on terms that are fair to such Company shareholders and has recommended the Merger to the Company shareholders, and (b) shall submit the Merger and this Agreement to the vote and approval of the Company shareholders or the approval of the Company shareholders by written consent.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                         AND THE ACQUISITION SUBSIDIARY

      Each of the Buyer and the Acquisition Subsidiary represents and warrants to the Company as follows:

      3.1 Organization, Qualification and Corporate Power. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Acquisition Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Buyer is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect (as defined below). The Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has furnished or made available to the Company complete and accurate copies of its Certificate of Incorporation and Bylaws. For purposes of this Agreement, "Buyer Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Buyer and its subsidiaries, taken as a whole.

      3.2 Capitalization. The authorized capital stock of the Buyer consists of
(a) 200,000,000 shares of Buyer Common Stock, of which 38,301,171 shares were issued and outstanding as of the date of this Agreement, and (b) 25,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares are issued or outstanding. The Buyer Common Stock is presently eligible for quotation on the NASD Over-the-Counter Bulletin Board. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Merger Shares and all shares of Buyer Common Stock issued pursuant to the Subscription Agreement will be, when issued in accordance with this Agreement or the Subscription Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

      3.3 Authorization of Transaction. Each of the Buyer and the Acquisition Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery by the Buyer and the Acquisition Subsidiary of this Agreement and (in the case of the Buyer) the Subscription Agreement and the Split-Off Agreement, and the agreements contemplated hereby and thereby (collectively, the "Transaction Documentation") and subject to the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding Buyer Common Stock entitled to vote on this Agreement and the Merger (the "Requisite Buyer Stockholder Approval") the consummation by the Buyer and the Acquisition Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Acquisition Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by the Buyer and the Acquisition Subsidiary and constitutes a valid and binding obligation of the Buyer and the Acquisition Subsidiary, enforceable against them in accordance with its terms.

      3.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act and the filing of the Certificate of Merger as required by the California Corporations Code and the Delaware General Corporation Law, neither the execution and delivery by the Buyer or the Acquisition Subsidiary of this Agreement or the Transaction Documentation , nor the consummation by the Buyer or the Acquisition Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of the Buyer or the Acquisition Subsidiary, (b) require on the part of the Buyer or the Acquisition Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer or the Acquisition Subsidiary is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or
(d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Acquisition Subsidiary or any of their properties or assets.

      3.5 Subsidiaries.

            (a) Section 3.5 of the Disclosure Schedule sets forth: (i) the name of each corporation, partnership, joint venture or other entity in which the Buyer has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein (individually, a "Subsidiary" and, collectively, the "Subsidiaries"); (ii) the number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of the officers and directors of each Subsidiary; and (v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation or other entity.

            (b) Each Subsidiary is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Buyer Material Adverse Effect. Each Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer has delivered or made available to the Company complete and accurate copies of the charter, Bylaws or other organizational documents of each Subsidiary. No Subsidiary is in default under or in violation of any provision of its charter, Bylaws or other organizational documents. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Buyer or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Buyer or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary.

            (c) The Buyer does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Subsidiary.

            (d) At all times from December 14, 2000 through the date of this Agreement, the business and operations of the Buyer have been conducted exclusively through Mimi & Coco.

      3.6 Exchange Act Reports. The Buyer has furnished or made available to the Company complete and accurate copies, as amended or supplemented, of its (a) Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission (the "SEC"), and (b) all other reports filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC since July 31, 2002 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under Section 13 or subsections (a) or (c) of Section 14 of the Exchange Act with the SEC from

July 31, 2002 through the date of this Agreement. The Buyer Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No order suspending the effectiveness of the Buyer's registration statement on Form SB-2 has been issued by the SEC and to the Buyer's knowledge, no proceedings for that purpose have been initiated or threatened by the SEC.

      3.7 Compliance with Laws. Each of the Buyer and its Subsidiaries:

            (a) and the conduct and operations of their respective businesses, are in compliance with each applicable law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Buyer Material Adverse Effect;

            (b) has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations;

            (c) has not, and the past and present officers, directors and Affiliates of the Buyer have not, been the subject of, nor does any officer or director of the Buyer have any reason to believe that Buyer or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

            (d) has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation;

            (e) has not, and the past and present officers, directors and Affiliates have not, been the subject of, nor does any officer or director of the Buyer have any reason to believe that the Buyer or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person;

            (f) does not and will not on the Closing, have any liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable, and is not a party to any executory agreements; and

            (g) is not a "blank check company" as such term is defined by Rule 419 of the Securities Act.

      3.8 Financial Statements. The Buyer has provided or made available to the Company the unaudited and consolidated balance sheet (the "Buyer Interim Balance Sheet") as of and for each of the nine months ended September 30, 2004 (the "Buyer Interim Balance Sheet Date") and related statements of operations and cash flows (collectively, the "Buyer Interim Financial Statements"). The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports and the Buyer Interim Financial Statements (collectively, the "Buyer Financial Statements") (i) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed,
(ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-QSB under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

      3.9 Absence of Certain Changes. Since the Buyer Interim Balance Sheet Date, there has occurred no event or development which, individually or in the aggregate, has had, or could reasonably be expected to have in the future, a Buyer Material Adverse Effect.

      3.10 Litigation. Except as disclosed in the Buyer Reports, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Buyer's knowledge, threatened against the Buyer or any subsidiary of the Buyer which, if determined adversely to the Buyer or such subsidiary, could have, individually or in the aggregate, a Buyer Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

      3.11 Undisclosed Liabilities. None of the Buyer and its Subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Buyer Interim Balance Sheet, (b) liabilities which have arisen since the Buyer Interim Balance Sheet Date in the Ordinary Course of Business and (c) contractual and other liabilities incurred in the Ordinary Course of Business which are not required by GAAP to be reflected on a balance sheet.

      3.12 Tax Matters.

            (a) For purposes of this Agreement, the following terms shall have the following meanings:

                  (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

                  (ii) Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

            (b) Each of the Buyer and the Subsidiaries has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Neither the Buyer nor any Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Buyer and the Subsidiaries are or were members. Each of the Buyer and the Subsidiaries has paid on a timely basis all Taxes that were due and payable. The unpaid Taxes of the Buyer and the Subsidiaries for tax periods through the Buyer Interim Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Buyer Interim Balance Sheet. Neither the Buyer nor any Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Buyer or any Subsidiary during a prior period) other than the Buyer and the Subsidiaries. All Taxes that the Buyer or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

            (c) The Buyer has delivered or made available to the Company complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Buyer or any Subsidiary since December 31, 2001. The federal income Tax Returns of the Buyer and each Subsidiary have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 3.12(c) of the Disclosure Schedule. No examination or audit of any Tax Return of the Buyer or any Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Buyer, threatened or contemplated. Neither the Buyer nor any Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Buyer or Subsidiary was required to file any Tax Return that was not filed. Neither the Buyer nor any Subsidiary has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

      (d) Neither the Buyer nor any Subsidiary: (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Buyer or the Subsidiaries are subject to an election under Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iv) has any actual or potential liability for any Taxes of any person (other than the Buyer and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

            (e) None of the assets of the Buyer or any Subsidiary: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or
(iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

            (f) Neither the Buyer nor any Subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

            (g) No state or federal "net operating loss" of the Buyer determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

      3.13 Assets. Each of the Buyer and the Subsidiaries owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Buyer or any Subsidiary (tangible or intangible) is subject to any Security Interest.

      3.14 Owned Real Property. Neither the Buyer nor any Subsidiary owns any real property.

      3.15 Real Property Leases. Section 3.15 of the Disclosure Schedule lists all real property leased or subleased to or by the Buyer or any Subsidiary and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Buyer has delivered or made available to the Company complete and accurate copies of the leases and subleases listed in Section 3.15 of the Disclosure Schedule. With respect to each lease and sublease listed in
Section 3.15 of the Disclosure Schedule:

            (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

            (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

            (c) neither the Buyer nor any Subsidiary nor, to the knowledge of the Buyer, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of the Buyer, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Buyer or any Subsidiary or, to the knowledge of the Buyer, any other party under such lease or sublease;

            (d) neither the Buyer nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

      (e) the Buyer is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Buyer or a Subsidiary of the property subject thereto.

      3.16 Intellectual Property.

            (a) Each of the Buyer and the Subsidiaries owns or has the right to use all Intellectual Property necessary (i) to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by the Buyer or the Subsidiaries to other parties (together, the "Buyer Customer Deliverables") and (ii) to operate the internal systems of the Buyer or the Subsidiaries that are material to its business or operations, including, without limitation, computer hardware systems, software applications and embedded systems (the "Buyer Internal Systems"; the Intellectual Property owned by or licensed to the Buyer or the Subsidiaries and incorporated in or underlying the Buyer Customer Deliverables or the Internal Systems is referred to herein as the "Buyer Intellectual Property"). The Buyer or the appropriate Subsidiary has taken all reasonable measures to protect the proprietary nature of each item of Buyer Intellectual Property. To the knowledge of the Buyer, (a) no other person or entity has any rights to any of the Buyer Intellectual Property owned by the Buyer or a Subsidiary (except pursuant to agreements or licenses specified in Section 3.16(c) of the Disclosure Schedule), and (b) no other person or entity is infringing, violating or misappropriating any of the Buyer Intellectual Property. All of the Buyer Intellectual Property is owned by Mimi & Coco.

            (b) None of the Buyer Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. To the knowledge of the Buyer, none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. Section 3.16(b) of the Disclosure

Schedule lists any complaint, claim or notice, or written threat thereof, received by the Buyer or any Subsidiary alleging any such infringement, violation or misappropriation; and the Buyer has provided or made available to the Company complete and accurate copies of all written documentation in the possession of the Buyer or any Subsidiary relating to any such complaint, claim, notice or threat. The Buyer has provided or made available to the Company complete and accurate copies of all written documentation in the Buyer's possession relating to claims or disputes known to the Buyer concerning any Buyer Intellectual Property.

            (c) Section 3.16(c) of the Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which the Buyer or a Subsidiary has licensed, distributed or otherwise granted any rights to any third party with respect to, any Buyer Intellectual Property.

            (d) Section 3.16(d) of the Disclosure Schedule identifies each item of Buyer Intellectual Property that is owned by a party other than the Buyer or a Subsidiary, and the license or agreement pursuant to which the Buyer or a Subsidiary uses it (excluding off-the-shelf software programs licensed by the Buyer pursuant to "shrink wrap" licenses).

      3.17 Contracts.

            (a) Section 3.17 of the Disclosure Schedule lists the following agreements (written or oral) to which the Buyer or any Subsidiary is a party as of the date of this Agreement:

                  (i) any agreement (or group of related agreements) for the lease of personal property from or to third parties;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $5,000, or (C) in which the Buyer or any Subsidiary has granted manufacturing rights, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                  (iii) any agreement establishing a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $5,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any employment or consulting agreement;

                  (vii) any agreement involving any officer, director or stockholder of the Buyer or any Affiliate thereof;

                  (viii) any agreement under which the consequences of a default or termination would reasonably be expected to have a Buyer Material Adverse Effect;

                  (ix) any agreement which contains any provisions requiring the Buyer or any Subsidiary to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course of Business); and

                  (x) any other agreement (or group of related agreements) either involving more than $5,000 or not entered into in the Ordinary Course of Business.

            (b) The Buyer has delivered or made available to the Company a complete and accurate copy of each agreement listed in Section 3.16 or Section
3.17 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Buyer nor any Subsidiary nor, to the knowledge of the Buyer, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Buyer, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Buyer or any Subsidiary or, to the knowledge of the Buyer, any other party under such contract.

      3.18 Accounts Receivable. All accounts receivable of the Buyer and the Subsidiaries reflected on the Buyer Interim Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Buyer Interim Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Buyer that have arisen since the Buyer Interim Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Buyer Interim Balance Sheet Date.

      3.19 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Buyer or any Subsidiary.

      3.20 Insurance. Section 3.20 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Buyer or any Subsidiary is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Buyer and the Subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, neither the Buyer nor any Subsidiary may be liable for retroactive premiums or similar payments, and the Buyer and the Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. The Buyer has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

      3.21 Warranties. No service sold or delivered by the Buyer or any Subsidiary is subject to any guaranty, warranty, right of credit or other indemnity other than the applicable standard terms and conditions of sale of the Buyer or the appropriate Subsidiary, which are set forth in Section 3.21 of the Disclosure Schedule. Section 3.21 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Buyer and the Subsidiaries in fulfilling their obligations under their guaranty, warranty, and indemnity provisions during each of the fiscal years and the interim period covered by the Buyer Financial Statements; and the Buyer does not know of any reason why such expenses should significantly increase as a percentage of sales in the future.

      3.22 Employees.

            (a) Section 3.22 of the Disclosure Schedule contains a list of all employees of the Buyer and each Subsidiary whose annual rate of compensation exceeds $50,000 per year, along with the position and the annual rate of compensation of each such person. Each current or past employee of the Buyer or any Subsidiary has entered into a confidentiality/assignment of inventions agreement with the Buyer or such Subsidiary, a copy or form of which has previously been delivered to the Company. Section 3.22 of the Disclosure Schedule contains a list of all employees of the Buyer or any Subsidiary who are a party to a non-competition agreement with the Buyer or any Subsidiary; copies of such agreements have previously been delivered to the Company. To the knowledge of the Buyer, no key employee or group of employees has any plans to terminate employment with the Buyer or any Subsidiary.

            (b) Neither the Buyer nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Buyer has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Buyer or any Subsidiary.

      3.23 Employee Benefits.

            (a) For purposes of this Agreement, the following terms shall have the following meanings:

                  (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

                  (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (iii) "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

            (b) Section 3.23(b) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Buyer, any Subsidiary or any ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing,
(ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and
(iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Employee Benefit Plan, have been delivered or made available to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Buyer, the Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Buyer, each Subsidiary, each ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

            (c) To the knowledge of the Buyer, there are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

            (d) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and
Section 401(m)(2) of the Code for each plan year ending prior to the Closing
Date.

            (e) Neither the Buyer, any Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

            (f) At no time has the Buyer, any Subsidiary or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

            (g) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Buyer or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

            (h) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Buyer, any Subsidiary or any ERISA Affiliate that would subject the Buyer, any Subsidiary or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

            (i) No Employee Benefit Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

            (j) Each Employee Benefit Plan is amendable and terminable unilaterally by the Buyer at any time without liability to the Buyer as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Buyer from amending or terminating any such Employee Benefit Plan.

            (k) Section 3.23(k) of the Disclosure Schedule discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Buyer or any Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Buyer or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Buyer or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Buyer or any Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The accruals for vacation, sickness and disability expenses are accounted for on the Most Recent Balance Sheet and are adequate and properly reflect the expenses associated therewith in accordance with generally accepted accounting principles.

      3.24 Environmental Matters.

            (a) Each of the Buyer and the Subsidiaries has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Buyer Material Adverse Effect. There is no pending or, to the knowledge of the Buyer, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Buyer or any Subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Buyer Material Adverse Effect.

            (b) Set forth in Section 3.24(b) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Buyer or a Subsidiary (whether conducted by or on behalf of the Buyer or a Subsidiary or a third party, and whether done at the initiative of the Buyer or a Subsidiary or directed by a Governmental Entity or other third party) which were issued or conducted during the past five years and which the Buyer has possession of or access to. A complete and accurate copy of each such document has been provided to the Buyer.

            (c) The Buyer is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Buyer or any Subsidiary.

      3.25 Permits. Section 3.25 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Buyer Permits") issued to or held by the Buyer or any Subsidiary. Such listed Permits are the only Buyer Permits that are required for the Buyer and the Subsidiaries to conduct their respective businesses as presently conducted except for those the absence of which, individually or in the aggregate, have not had and would not reasonably be expected to have a Buyer Material Adverse Effect. Each such Buyer Permit is in full force and effect and, to the knowledge of the Buyer, no suspension or cancellation of such Buyer Permit is threatened and there is no basis for believing that such Buyer Permit will not be renewable upon expiration. Each such Buyer Permit will continue in full force and effect immediately following the Closing.

      3.26 Certain Business Relationships With Affiliates. No Affiliate of the Buyer or of any Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Buyer or any Subsidiary, (b) has any claim or cause of action against the Buyer or any Subsidiary, or (c) owes any money to, or is owed any money by, the Buyer or any Subsidiary. Section
3.26 of the Disclosure Schedule describes any transactions involving the receipt or payment in excess of $5,000 in any fiscal year between the Buyer or a Subsidiary and any Affiliate thereof which have occurred or existed since the beginning of the time period covered by the Buyer Financial Statements, other than employment agreements.

      3.27 Tax-Free Reorganization.

            (a) The Buyer (i) is not an "investment company" as defined in
Section 368(a)(2)(F)(iii) and (iv) of the Code; (ii) has no present plan or intention to liquidate the Surviving Corporation or to merge the Surviving Corporation with or into any other corporation or entity, or to sell or otherwise dispose of the stock of the Surviving Corporation which Buyer will acquire in the Merger, or to cause the Surviving Corporation to sell or otherwise dispose of its assets, all except in the ordinary course of business or if such liquidation, merger, disposition is described in Section 368(a)(2)(C) or Treasury Regulation Section 1.368-2(d)(4) or Section 1368-2(k); (iii) has no present plan or intention, following the Merger, to issue any additional shares of stock of the Surviving Corporation or to create any new class of stock of the Surviving Corporation.

            (b) The Acquisition Subsidiary is a wholly-owned subsidiary of the Buyer, formed solely for the purpose of engaging in the Merger, and will carry on no business prior to the Merger.

            (c) Immediately prior to the Merger, the Buyer will be in control of Acquisition Subsidiary within the meaning of Section 368(c) of the Code. (d) Immediately following the Merger, the Surviving Corporation will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the Acquisition Subsidiary immediately prior to the Merger (for purposes of this representation, amounts used by the Acquisition Subsidiary to pay reorganization expenses, if any, will be included as assets of the Acquisition Subsidiary held immediately prior to the Merger).

            (e) The Buyer has no present plan or intention to reacquire any of the Merger Shares.

            (f) The Acquisition Subsidiary will have no liabilities assumed by the Surviving Corporation and will not transfer to the Surviving Corporation any assets subject to liabilities in the Merger.

            (g) Following the Merger, the Surviving Corporation will continue the Company's historic business or use a significant portion of the Company's historic business assets in a business as required by Section 368 of the Code and the Treasury Regulations promulgated thereunder.

      3.28 Split-Off. At the Effective Time, the Buyer will have discontinued all of its business operations by closing the transactions contemplated by the Split-Off Agreement. Upon the closing of the transactions contemplated by the Split-Off Agreement, the Buyer will have no material liabilities, contingent or otherwise in any way related to such business operations.

      3.29 Brokers' Fees. Neither the Buyer nor the Acquisition Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

      3.30 Disclosure. No representation or warranty by the Buyer contained in this Agreement or in any of the Transaction Documentation, and no statement contained in the any document, certificate or other instrument delivered or to be delivered by or on behalf of the Buyer pursuant to this Agreement or therein, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

      3.31 Interested Party Transactions. Except for the Split-Off Agreement, to the knowledge of the Buyer, no officer, director or stockholder of Buyer or any "affiliate" (as such term is defined in Rule 12b-2 under the Exchange Act) or "associate" (as such term is defined in Rule 405 under the Securities Act) of any such person has had, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Buyer or any Subsidiary or (ii) purchases from or sells or furnishes to Buyer or any Subsidiary any goods or services, or (b) a beneficial interest in any contract or agreement to which Buyer or any Subsidiary is a party or by which it may be bound or affected. Neither Buyer or any Subsidiary has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Buyer or any Subsidiary.

      3.32 Duty to Make Inquiry. To the extent that any of the representations or warranties in this Section 3 are qualified by "knowledge" or "belief," Buyer represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry by its directors, officers and key personnel.

      3.33 Accountants. Sherb & Co., LLP and Rogoff & Company, P.C each is and has been throughout the periods covered by such financial statements (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002, (b) "independent" with respect to Parent within the meaning of Regulation S-X and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the Commission and the Public Company Accounting Oversight Board. Schedule 3.33 lists all non-audit services performed by each of Sherb & Co., LLP and Rogoff & Company, P.C for Buyer and/or any of Subsidiary since January 1, 2001. None of the reports of Sherb & Co., LLP or Rogoff & Company, P.C on the financial statements of Buyer for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles. During Buyer's two most recent fiscal years and the subsequent interim periods, there were no disagreements with either of Sherb & Co., LLP or Rogoff & Company, P.C on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) of Regulation S-B occurred with respect to either of Sherb & Co., LLP or Rogoff & Company, P.C.

      3.34 Minute Books. The minute books, if any, of Buyer and each Subsidiary contain, in all material respects, a complete and accurate summary of all meetings of directors and stockholders or actions by written resolutions since the time of organization of each such corporation through the date of this Agreement, and reflect all transactions referred to in such minutes and resolutions accurately, except for omissions which are not material. Buyer has provided true and complete copies of all such minute books, if any, to the Company's representatives.

      3.35 Board Action. The Buyer's Board of Directors (a) has unanimously determined that the Merger is advisable and in the best interests of the Buyer's stockholders and is on terms that are fair to such Buyer stockholders and has recommended the Merger to the Buyer stockholders, and (b) shall submit the Merger and this Agreement to the vote and approval of the Buyer stockholders or the approval of the Buyer stockholders by written consent.

                                   ARTICLE IV
                                    COVENANTS

      4.1 Closing Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable ("Reasonable Best Efforts"), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

      4.2 Governmental and Third-Party Notices and Consents.

            (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

            (b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section
2.4 of the Disclosure Schedule.

      4.3 Current Report.

            (a) As soon as reasonably practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Buyer, a current report on Form 8-K relating to this Agreement and the transactions contemplated hereby (the "Current Report"). Each of the Company and Buyer shall use its reasonable efforts to cause the Current Report to be filed with the SEC within 4 business days of the Closing Date and to otherwise comply with all requirements of applicable federal and state securities laws.

      4.4 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Subsidiary to) conduct its operations in the Ordinary Course of Business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not (and shall cause each Subsidiary not to), without the written consent of the
Buyer:

            (a) issue or sell, or redeem or repurchase, any stock or other securities of the Company or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities or Options or Warrants outstanding on the date hereof), or amend any of the terms of (including without limitation the vesting of) any such convertible securities or Options or Warrants;

            (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

            (c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

            (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement or (except for normal increases in the Ordinary Course of Business for employees who are not Affiliates) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees;

            (e) acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

            (f) mortgage or pledge any of its property or assets or subject any such property or assets to any Security Interest;

            (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

            (h) amend its charter, by-laws or other organizational documents;

            (i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

            (j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

            (k) institute or settle any Legal Proceeding;

            (l) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied;

            (m) take any action that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes; or

            (n) agree in writing or otherwise to take any of the foregoing actions.

      4.5 Access to Information.

            (a) The Company shall (and shall cause each Subsidiary to) permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and each Subsidiary.

            (b) Each of the Buyer and the Acquisition Subsidiary (i) shall treat and hold as confidential any Confidential Information (as defined below), (ii) shall not use any of the Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, "Confidential Information" means any confidential or proprietary information of the Company or any Subsidiary that is furnished in writing to the Buyer or the Acquisition Subsidiary by the Company or any Subsidiary in connection with this Agreement and is labeled confidential or proprietary; provided, however, that it shall not include any information (A) which, at the time of disclosure, is available publicly, (B) which, after disclosure, becomes available publicly through no fault of the Buyer or the Acquisition Subsidiary, (C) which the Buyer or the Acquisition Subsidiary knew or to which the Buyer or the Acquisition Subsidiary had access prior to disclosure or (D) which the Buyer or the Acquisition Subsidiary rightfully obtains from a source other than the Company or a Subsidiary.

      4.6 Expenses. The costs and expenses (including legal fees and expenses of Buyer and the Company) incurred in connection with this Agreement and the transactions contemplated hereby shall be payable at Closing from the proceeds of the Private Placement Offering.

      4.7 Indemnification.

            (a) The Buyer shall not, for a period of three years after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the Articles of Incorporation or Bylaws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

            (b) From and after the Effective Time, the Buyer agrees that it will, and will cause the Surviving Corporation to, indemnify and hold harmless each present and former director and officer of the Company (the "Indemnified Executives") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under Delaware law (and the Buyer and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under Delaware law, provided the Indemnified Executive to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Executive is not entitled to indemnification).

      4.8 Listing of Merger Shares. The Buyer shall take whatever steps are necessary to cause the Merger Shares to be eligible for quotation on the NASD's OTC Bulletin Board.

                                   ARTICLE V
                      CONDITIONS TO CONSUMMATION OF MERGER

      5.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

            (a) this Agreement and the Merger shall have received the Requisite Company Shareholder Approval and the Requisite Buyer Stockholder Approval;

            (b) the completion of the offer and sale of the Private Placement Offering;

            (c) satisfactory completion by Buyer and Company of all necessary legal due diligence; and

            (d) Steve Lazuka, the current President of the Company ("CEO") shall have executed an employment agreement satisfactory to the CEO and the Company related to his employment by the Surviving Corporation as chief executive officer.

      5.2 Conditions to Obligations of the Buyer and the Acquisition Subsidiary. The obligation of each of the Buyer and the Acquisition Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) of the following additional conditions:

            (a) the number of Dissenting Shares shall not exceed 10% of the number of outstanding Company Shares as of the Effective Time;

            (b) the Company and the Subsidiaries shall have obtained (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Company or the Subsidiaries, except for any the failure of which to obtain or effect would not, individually or in the aggregate, have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

            (c) the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made as of the Effective Time, except to the extent that the inaccuracy of any such representation or warranty is the result of events or circumstances occurring subsequent to the date of this Agreement and any such inaccuracies, individually or in the aggregate, would not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement (it being agreed that any materiality qualifications in particular representations and warranties shall be disregarded in determining whether any such inaccuracies would have a Company Material Adverse Effect for purposes of this Section 5.2(c));

            (d) the Company shall have performed or complied in all material respects with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

            (e) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have, individually or in the aggregate, a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

            (f) the Company shall have delivered to the Buyer and the Acquisition Subsidiary a certificate (the "Company Certificate") to the effect that each of the conditions specified in clauses (a) and (c) of Section 5.1 and clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Company or a Subsidiary) of this Section 5.2 is satisfied in all respects;

            (g) the Buyer shall have received from McGuireWoods LLP, counsel to the Company, an opinion with respect to the matters set forth in Exhibit G attached hereto, addressed to the Buyer and dated as of the Closing Date;

            (h) each of the individuals who will be officers and directors of the Buyer immediately following the Closing and those Company Shareholders who will immediately following the Closing own more than 5% of the outstanding number of shares of Buyer Common Stock will enter into a lock-up agreement with the Buyer substantially in the form of Exhibit F attached hereto (the "Lock-up Agreement"); and

            (i) The Buyer shall have received, in a form satisfactory to Buyer, written documentation evidencing the full payment of certain promissory notes entered into by the Company as follows: (1) promissory note, dated December 6, 2004, between the Company and Steve Lazuka in the amount of $390,500, (2) promissory note, dated December 6, 2004, between the Company and Steve Lazuka in the amount of $366,867, (3) promissory note, dated December 6, 2004, between the Company and Michael Lazuka in the amount of $22,500, and (4) promissory note, dated December 6, 2004, between the Company and Michael Lazuka in the amount of $1,543.

      5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

            (a) the Buyer shall have effected all of the registrations, filings and notices referred to in Section 4.2 which are required on the part of the Buyer;

            (b) the representations and warranties of the Buyer and the Acquisition Subsidiary set forth in the first sentence of Section 3.1 and
Section 3.3 and any representations and warranties of the Buyer and the Acquisition Subsidiary set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Buyer and the Acquisition Subsidiary set forth in this Agreement that are not so qualified (other than those set forth in Section 3.1 and Section 3.3) shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties shall be true and correct as of such date);

            (c) each of the Buyer and the Acquisition Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

            (d) no Legal Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have, individually or in the aggregate, a Buyer Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

            (e) the Buyer shall have delivered to the Company a certificate (the "Buyer Certificate") to the effect that each of the conditions specified in clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Buyer) of this Section 5.3 is satisfied in all respects;

            (f) the Company shall have received from counsel to the Buyer and the Acquisition Subsidiary an opinion with respect to the matters set forth in Exhibit H attached hereto, addressed to the Company and dated as of the Closing Date;

            (g) the Buyer, Mimi & Coco, and the Cavallo Family shall have completed the Split-Off and the transactions contemplated by the Split-Off Agreement in accordance with its terms;

            (h) the Buyer shall have declared and issued a divided on its shares of Common Stock such that the total number of shares of Buyer Common Stock issued and outstanding immediately prior to the Effective Time shall equal 38,301,171 and the number of shares of Buyer Common Stock issued and outstanding immediately following the Effective Time shall equal 55,801,171 including, (i) the shares of Buyer Common Stock owned by the Cavallo Family to be redeemed pursuant to the consummation of the Split-Off and cancelled at the Effective Time, but excluding (ii) the shares of Buyer Common Stock to be issued to accredited investors in the Private Placement Offering;

            (i) the Company shall have received a certificate of Buyer's transfer agent and registrar certifying that as of the closing Date there are 38,301,171 shares of Common Stock issued and outstanding including, the shares of Buyer Common Stock owned by the Cavallo Family to be redeemed pursuant to the consummation of the Split-Off and cancelled at the Effective Time, but excluding the shares of Buyer Common Stock to be issued to accredited investors in the Private Placement Offering;

            (j) the Company shall have received, in a form satisfactory to the Company, written documentation evidencing satisfaction and full payment of (i) Promissory Note between the Buyer and Sonic Investments, Ltd. dated June 25, 2003 in the amount of $40,337.20; (ii) Promissory Note between the Buyer and Viking Investment Group II, Inc. dated November 19, 2003 in the amount of $28,216.58 and dated January 30, 2004 in the amount of $3,000.

                                   ARTICLE VI
                                 INDEMNIFICATION

      6.1 Indemnification by the Company Shareholders. The Indemnifying Shareholders receiving the Merger Shares pursuant to Section 1.5 shall indemnify the Buyer in respect of, and hold it harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by the Surviving Corporation or the Buyer or any Affiliate thereof resulting from, relating to or constituting:

            (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement or the Company Certificate;

            (b) any failure of any Company Shareholder to have good, valid and marketable title to the issued and outstanding Company Shares issued in the name of such Company Shareholder, free and clear of all Security Interests; or

            (c) any claim by a shareholder or former shareholder of the Company, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a shareholder (other than the right to receive the Merger Shares pursuant to this Agreement or appraisal rights under the applicable provisions of the California General Corporation Law), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Articles of Incorporation or Bylaws of the Company; or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company.

      6.2 Indemnification by the Buyer. The Buyer shall indemnify the Indemnifying Shareholders in respect of, and hold them harmless against, any and all Damages incurred or suffered by the Indemnifying Shareholders resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Buyer or the Acquisition Subsidiary contained in this Agreement or the Buyer Certificate. The post-Closing adjustment mechanism set forth in Section 1.13 is intended to secure the indemnification obligations of the Buyer under this Agreement and shall be the exclusive means for the Indemnifying Shareholders to collect any Damages for which it is entitled to indemnification under this Article VI.

      6.3 Indemnification Claims by the Buyer.

            (a) In the event the Buyer is entitled, or seeks to assert rights, to indemnification under this Section 6.1, Buyer shall give written notification to the Indemnifying Shareholders of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this
Article VI may be sought. Such notification shall be given within 20 business days after receipt by the Buyer of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Buyer) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the Buyer in notifying the Indemnifying Shareholders shall relieve the Indemnifying Shareholders of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Shareholders may, upon written notice thereof to the Buyer, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Buyer; provided that (i) the Indemnifying Shareholders may only assume control of such defense if (A) it acknowledges in writing to the Buyer that any damages, fines, costs or other liabilities that may be assessed against the Buyer in connection with such suit or proceeding constitute Damages for which the Buyer shall be indemnified pursuant to this Article VI and (B) the ad damnum is less than or equal to the amount of Damages for which the Indemnifying Shareholders is liable under this
Article VI and (ii) the Indemnifying Shareholders may not assume control of the defense of a suit or proceeding involving criminal liability or in which equitable relief is sought against the Buyer. If the Indemnifying Shareholders do not so assume control of such defense, the Buyer shall control such defense. The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided that if the Indemnifying Shareholders assume control of such defense and the Buyer reasonably concludes that the Indemnifying Shareholders and the Buyer have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Buyer shall be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Shareholders shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Buyer, which shall not be unreasonably withheld or delayed; provided that the consent of the Buyer shall not be required if the Indemnifying Shareholders agree in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Buyer from further liability and has no other adverse effect on the Buyer. The Buyer shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Shareholders, which shall not be unreasonably withheld or delayed.

            (b) In order to seek indemnification under this Article VI, Buyer shall give written notification (a "Claim Notice") to the Indemnifying Shareholders which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Buyer, (ii) a statement that the Buyer is entitled to indemnification under this
Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages. The Indemnifying Shareholders shall deliver a copy of the Claim Notice to the Escrow Agent.

            (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Shareholders shall deliver to the Buyer a written response (the "Response") in which the Indemnifying Shareholders shall: (i) agree that the Buyer is entitled to receive all of the Claimed Amount (in which case the Indemnifying Shareholders and the Buyer shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value (as defined below) equal to the Claimed Amount), (ii) agree that the Buyer is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Indemnifying Shareholders and the Buyer shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate Value (as defined below) equal to the Agreed Amount) or (iii) dispute that the Buyer is entitled to receive any of the Claimed Amount. If the Indemnifying Shareholders in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Shareholders and the Buyer shall follow the procedures set forth in Section 6.3(d) for the resolution of such dispute (a "Dispute"). For purposes of this
Article VI, the "Value" of any Escrow Shares delivered in satisfaction of an indemnity claim shall be $1.00 per Escrow Share (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock since the Closing Date), multiplied by the number of such Escrow Shares.

            (d) During the 60-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Shareholders and the Buyer shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnifying Shareholders and the Buyer shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be non-binding or binding upon the parties, as they agree in advance) (the "ADR Procedure"). In the event the Indemnifying Shareholders and the Buyer agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the "ADR Service"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this Section 6.3(d) shall not obligate the Indemnifying Shareholders and the Buyer to pursue an ADR Procedure or prevent either such party from pursuing the Dispute in a court of competent jurisdiction; provided that, if the Indemnifying Shareholders and the Buyer agree to pursue an ADR Procedure, neither the Indemnifying Shareholders nor the Buyer may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Shareholders and the Buyer shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Shareholders, the Buyer or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnifying Shareholders and the Buyer shall be shared equally by the Indemnifying Shareholders and the Buyer. The Buyer and the Indemnifying Shareholders shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, pursuant to an ADR Procedure, as a result of a judicial decision or otherwise), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Shares shall be distributed to the Buyer (which notice shall be consistent with the terms of the resolution of the Dispute).

            (e) Notwithstanding the other provisions of this Section 6.3, if a third party asserts (other than by means of a lawsuit) that the Buyer is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Buyer may be entitled to indemnification pursuant to this Article VI, and the Buyer reasonably determines that it has a valid business reason to fulfill such obligation, then (i) Buyer shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Shareholders, (ii) Buyer may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and (iii) Buyer shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Shareholders to dispute the Buyer's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

            (f) For purposes of this Section 6.3 and the last two sentences of
Section 6.4, any references to the Indemnifying Shareholders (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.3 or Section 6.4) shall be deemed to refer to the Indemnification Representatives. The Indemnification Representatives shall have full power and authority on behalf of each Indemnifying Stockholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Indemnifying Shareholders under this
Article VI. The Indemnification Representatives shall have no liability to any Indemnifying Stockholder for any action taken or omitted on behalf of the Indemnifying Shareholders pursuant to this Article VI.

      6.4 Survival of Representations and Warranties. All representations and warranties contained in this Agreement, the Company Certificate or the Buyer Certificate shall (a) survive the Closing and any investigation at any time made by or on behalf of Buyer or the Indemnifying Shareholders and (b) shall expire on the date two years following the Closing Date. If Buyer delivers to an Indemnifying Shareholders, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result a legal proceeding instituted by or written claim made by a third party, the Buyer reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Buyer, the Buyer shall promptly so notify the Indemnifying Shareholders; and if the Buyer has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Shares have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Shareholders and the Buyer shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares to the Indemnifying Shareholders in accordance with the terms of the Escrow Agreement.

      6.5 Limitations on Buyer's Claims for Indemnification.

            (a) Notwithstanding anything to the contrary herein, the Buyer shall not be entitled to recover, or be indemnified for, Damages arising out of a misrepresentation or breach of warranty set forth in Article II unless and until the aggregate of all such Damages paid or payable by the Indemnifying Shareholders collectively exceeds $250,000 (the "Damages Threshold") and then, if such aggregate threshold is reached, the Buyer shall only be entitled to recover for Damages in excess of such respective threshold; and in no event shall any Indemnifying Stockholder be liable under this Article VI for an aggregate amount, whether paid in cash or in shares of Buyer Common Stock, greater than the product of the number of Merger Shares received by such Indemnifying Stockholder, pursuant to Section 1.5 above, multiplied by the Value. For purposes of the preceding sentence, each Merger Share delivered by a party in payment of his or its obligations under this Article VI shall be valued at the Value.

            (b) The Escrow Agreement is intended to secure the indemnification obligations of the Indemnifying Shareholders under this Agreement and shall be the exclusive means for the Buyer to collect any Damages for which it is entitled to indemnification under this Article VI.

            (c) Except with respect to claims based on fraud, after the Closing, the rights of the Indemnified Parties under this Article VI and the Escrow Agreement shall be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement.

            (d) No Indemnifying Stockholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements. The amount of Damages recoverable by Buyer under this Article VI with respect to an indemnity claim shall be reduced by (i) any proceeds received by Buyer with respect to the Damages to which such indemnity claim relates, from an insurance carrier and (ii) the amount of any tax savings actually realized by Buyer, for the tax year in which such Damages are incurred, which are clearly attributable to the Damages to which such indemnity claim relates (net of any increased tax liability which may result from the receipt of the indemnity payment or any insurance proceeds relating to such Damages).

                                  ARTICLE VII
                                   DEFINITIONS

         For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

Defined Term                                             Section
------------                                             -------
ADR Procedure                                            6.3(d)
ADR Service                                              6.3(d)
Affiliate                                                2.14(a)(vii)
Agreed Amount                                            6.3(c)
Buyer                                                    Introduction
Buyer Certificate                                        5.3(e)
Buyer Common Stock                                       1.5(a)
Buyer Material Adverse Effect                            3.1
Buyer Reports                                            3.6
CERCLA                                                   2.22(a)
Certificates                                             1.7
Certificate of Merger                                    1.1
Claim Notice                                             6.3(b)
Claimed Amount                                           6.3(b)
Closing                                                  1.2
Closing Date                                             1.2
Code                                                     Introduction
Common Conversion Ratio                                  1.5(b)
Company                                                  Introduction
Company Certificate                                      5.2(f)
Company Intellectual Property                            2.13
Company Material Adverse Effect                          2.1
Company Shares                                           1.5(b)
Company Shareholder                                      1.3(d)
Confidential Information                                 4.5(b)
Controlling Party                                        6.3(a)
Customer Deliverables                                    2.13
Damages                                                  6.1

Disclosure Schedule                                      Article II
Dispute                                                  6.3(c)
Dissenting Shares                                        1.6(a)
Effective Time                                           1.1
Employee Benefit Plan                                    2.21(a)(i)
Environmental Law                                        2.22(a)
ERISA                                                    2.21(a)(ii)
ERISA Affiliate                                          2.21(a)(iii)
Escrow Agreement                                         1.3(h)
Escrow Agent                                             1.3(h)
Escrow Shares                                            1.5(b)
Expected Claim Notice                                    6.4
Exchange Act                                             2.14(a)(vii)
Financial Statements                                     2.6
GAAP                                                     2.6
Governmental Entity                                      2.4
Indemnification Representatives                          1.3(h)
Indemnifying Shareholders                                1.5(b)
Initial Shares                                           1.5(b)
Intellectual Property                                    2.13
Internal Systems                                         2.13
Legal Proceeding                                         2.18
Merger                                                   Introduction
Merger Shares                                            1.5(b)
Most Recent Balance Sheet                                2.15
Company Interim Balance Sheet Date                       2.6
Non-controlling Party                                    6.3(a)
Options                                                  1.8(a)
Ordinary Course of Business                              2.4
Parties                                                  Introduction
Permits                                                  2.25
Reasonable Best Efforts                                  4.1
Response                                                 6.3(c)
Requisite Company Shareholder Approval                   2.3
Requisite Buyer Stockholder Approval                     3.3
SEC                                                      3.6
Securities Act                                           1.14
Security Interest                                        2.4
Subsidiary                                               2.5(a)
Surviving Corporation                                    1.1
Taxes                                                    2.9(a)(i)
Tax Returns                                              2.9(a)(ii)
Acquisition Subsidiary                                   Introduction

Value                                                    6.3(c)
Warrants                                                 1.8(e)


                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.1 Press Releases and Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

      8.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that (a) the provisions in
Article I concerning issuance of the Merger Shares, Article VI concerning indemnification and Article VII concerning registration rights are intended for the benefit of the Company Shareholders and (b) the provisions in Section 4.9 concerning indemnification are intended for the benefit of the individuals specified therein and their successors and assigns.

      8.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

      8.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Acquisition Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

      8.5 Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

      8.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      8.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Company:                               Copy to:
-----------------                                -------

Trafficlogic, Inc.                               McGuireWoods LLP
4086 Del Rey Avenue                              1345 Avenue of the Americas
Marina Del Rey, CA 90292                         New York, NY 10105
Attn:  Steven Lazuka                             Attn:  Louis W. Zehil, Esq.

If to the Buyer or                               Copy to:
-------------------                              -------
the Acquisition Subsidiary:
--------------------------
                                                 Gottbetter & Partners, LLP
MAC Worldwide, Inc.                              488 Madison Avenue, 12th Floor
1640 Terrace Way                                 New York, NY 10022
Walnut Creek, CA 94596                           Attn:  Adam Gottbetter, Esq.
Attn: Anthony Cavallo

      Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

      8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of New York.

      8.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Buyer Stockholder Approval shall be subject to any restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      8.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

      8.11 Submission to Jurisdiction. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.7. Nothing in this Section 9.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

            8.12 Construction.

            (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

            (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                          BUYER
                          MAC WORLDWIDE, INC.


                          By:   /s/ Anthony Cavallo
                             ---------------------------------
                          Name: Anthony Cavallo
                               -------------------------------
                          Title: Chief Financial Officer, Secretary, Director
                                -------------------------------


                          ACQUISITION SUBSIDIARY
                          TRAFFICLOGIC ACQUISITION CORP.


                          By:     /s/ Anthony Cavallo
                             ---------------------------------
                          Name:   Anthony Cavallo
                               -------------------------------
                          Title:  Vice President and Secretary
                                -------------------------------


                          COMPANY
                          TRAFFICLOGIC, INC.


                          By: /s/ Steve Lazuka
                             ---------------------------------
                          Name:    Steve Lazuka
                          Title:   President